As filed with the Securities and Exchange Commission on August 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBIZ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2769024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5959 Rockside Woods Blvd. N., Suite 600

Independence, OH 44131

(216) 447-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jaileah X. Huddleston, Esq.

CBIZ, Inc.

Senior Vice President, Chief Legal Officer, and Corporate Secretary

5959 Rockside Woods Blvd. N., Suite 600

Independence, OH 44131

Telephone: (216) 447-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael B. Hickey, Esq.

Ashley J. Butler, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CBIZ, INC.

481,049 Shares of Common Stock

Acquired under the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, as amended

Rescission Offer

We are offering, under the terms and conditions described in this prospectus, to rescind (the “Rescission Offer”) the acquisition of up to 481,049 shares of our common stock, par value $0.01 per share (the “Common Stock”), by persons who acquired such shares of Common Stock pursuant to the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, as amended (the “ESPP”) between October 16, 2023 and April 15, 2026 (the “Purchase Period”). The number of shares of Common Stock listed on this cover page, which we are offering to rescind, has been rounded up to the nearest whole share, as fractional shares of Common Stock were issued pursuant to the ESPP during the Purchase Period.

The Rescission Offer applies to shares of Common Stock acquired during the Purchase Period pursuant to the ESPP at prices ranging from $26.12 per share to $86.82 per share (inclusive of amounts payable by us pursuant to the terms of the ESPP). If you acquired shares of Common Stock pursuant to the ESPP during the Purchase Period (such shares, the “Eligible Shares”) and you accept the Rescission Offer, you will receive:

•

For the Eligible Shares you have previously sold at a loss, an amount equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) over the proceeds from the sale of such shares, plus an amount equal to interest (i) on the amount you paid for such shares (i.e., the discounted purchase price under the ESPP) for the period from the date of acquisition through the date of sale and (ii) on the loss from the sale of such shares for the period from (but excluding) the date of sale through the Expiration Date (as defined below).

•

For the Eligible Shares you currently hold, upon your delivery of any such shares to Computershare Trust Company, N.A. (“Computershare”) by accepting the Rescission Offer, an amount equal to the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) plus an amount equal to interest on such purchase price for the period from the date of the acquisition through the Expiration Date (as defined below). However, we will not repurchase such shares if the original purchase price for such shares under the ESPP, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date, is less than the last reported sale price of our Common Stock (as reported on the New York Stock Exchange (the “NYSE”)) on the Expiration Date.

Although this prospectus uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Interest will accrue on a monthly basis.

Unless extended by us, the Rescission Offer will expire at 5:00 p.m., Eastern Time, on September 8, 2026 (the “Expiration Date”).

Our information agent for the Rescission Offer is Stock & Options Solutions, an Allshares company (“SOS”). If you have any questions regarding the terms of the Rescission Offer, please contact SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

If you have any questions about submitting a Rescission Offer Election Form, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (toll free) or 1-617-231-2972 (international).

Our Common Stock is listed on the NYSE and trades under the ticker symbol “CBZ.” On August 4, 2026, the last reported sale price of our Common Stock (as reported on the NYSE) was $55.08 per share. You should obtain trading prices for our Common Stock before deciding whether or not to accept the Rescission Offer. Our principal executive offices are located at 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131 and our telephone number is (216) 447-9000.

You may elect to accept the Rescission Offer by logging on to your EquatePlus account at www.equateplus.com and submitting a Rescission Offer Election Form before the Expiration Date in accordance with the instructions set forth in this prospectus and included as Appendix A hereto (the “Rescission Offer Election Procedures”). If you are accepting the Rescission Offer with respect to the Eligible Shares you currently hold within EquatePlus, you do not need to take additional action to deliver such shares after properly submitting a Rescission Offer Election Form. If you are accepting the Rescission Offer with respect to the Eligible Shares you currently hold outside of EquatePlus through a broker or nominee that is not Computershare, you must provide the additional information requested in the Rescission Offer Election Procedures, as well as cause your broker or nominee to deliver such shares to Computershare, our transfer agent, in accordance with the instructions set forth in the Rescission Offer Election Procedures.

If your EquatePlus account is not W-9 certified before the Expiration Date, additional amounts may be required to be withheld from any payments made to you in connection with the Rescission Offer, and the IRS may impose certain penalties. The current withholding rate is 24%.

You do not need to take any action to reject the Rescission Offer. If you fail to properly submit a Rescission Offer Election Form (together with any other required documents, including any shares that may be required to be delivered) before the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to deliver a prospectus in connection with your acquisition of any Eligible Shares. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you reject or fail to accept the Rescission Offer” on page 17.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 17 and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2026

Appendices

Page
Appendix A-Rescission Offer Election Procedures	A-1

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein and any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations.

We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only for the purpose for which it has been prepared. We are making the Rescission Offer only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer, or an invitation on our behalf, to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “CBIZ” and “the Company” refer to CBIZ, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026 (as amended by Amendment No. 1 and Amendment No. 2, our “Annual Report”);

•	our Amendment No. 1 on Form 10-K/A to our Annual Report, filed with the SEC on March 2, 2026 (“Amendment No. 1”);

•	our Amendment No. 2 on Form 10-K/A to our Annual Report, filed with the SEC on August 4, 2026 (“Amendment No. 2”);

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026, filed with the SEC on April 30, 2026, and June  30, 2026, filed with the SEC on August 4, 2026 (our “Quarterly Reports”);

•	our Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on January 14, 2026, February 17, 2026, May 15, 2026 and July 29, 2026 (only with respect to the first and second reports filed on such date); and

•	the description of our securities contained in Exhibit 4.2 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

CBIZ, Inc.

5959 Rockside Woods Blvd. N., Suite 600

Independence, OH 44131

Attention: Investor Relations Department

Telephone: (216) 447-9000

We maintain an internet site at https://www.cbiz.com. Our SEC filings are also available free of charge on our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements in this prospectus, or in our other documents that are incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus or in the documents that are incorporated by reference in this prospectus, including statements regarding the transactions contemplated by the Agreement and Plan of Merger, dated as of July 28, 2026, by and among CBIZ, Viking ParentCo, Inc. (“Parent”) and Viking MergerCo, Inc., a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into CBIZ, with CBIZ surviving the merger as a direct wholly owned subsidiary of Parent (the “Merger”), are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “will,” “could,” “can,” “may,” “strive,” “hope,” “intend,” “believe,” “estimate,” “continue,” “plan,” “expect,” “project,” “anticipate,” “outlook,” “foreseeable future,” “seek” and words or phrases of similar import.

From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. All of our forward-looking statements in this prospectus, the documents that are incorporated by reference in this prospectus and in any other public statements that we make are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to:

•

that one or more closing conditions to the proposed Merger, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, or that the required approval by the shareholders of CBIZ may not be obtained;

•	the risk that the proposed Merger may not be completed on the terms or in the time frame expected by CBIZ and Parent, or at all;

•	unexpected costs, charges or expenses resulting from the proposed Merger;

•	uncertainty of the expected financial performance and results of operations of the combined company following completion of the proposed Merger;

•

failure to realize the anticipated benefits of the proposed Merger, including as a result of delay in completing the proposed Merger or integrating the businesses of CBIZ and Parent, on the expected timeframe or at all;

•	the ability of the combined company to implement its business strategy;

•	difficulties and delays in the combined company achieving revenue and cost synergies;

•	inability of the combined company to retain and hire key personnel;

•	the occurrence of any event that could give rise to termination of the proposed Merger;

•

the risk that shareholder litigation in connection with the proposed Merger or other litigation, settlements or investigations may affect the timing or completion of the proposed Merger or result in significant costs of defense, indemnification and liability;

•	evolving legal, regulatory and tax regimes;

•	changes in general economic, competitive, technological and/or industry-specific conditions affecting the businesses and industries in which CBIZ and Parent operate;

•	actions by third parties, including government agencies and rating agencies, relating to the proposed Merger;

•

risks that any debt financing anticipated in connection with the proposed Merger is not obtained or that such financing cannot be obtained on the anticipated timing or terms or unexpected costs or expenses in connection therewith;

•

risks related to the disruption of management time from ongoing business operations due to the pendency of the proposed Merger, or other effects of the pendency of the proposed Merger on the relationship of any of the parties to the transaction with their employees, customers, partners, or other counterparties;

•

risks that any announcements relating to the proposed Merger could have adverse effects on the market price of our Common Stock, credit rating, or operating results, and may have an adverse effect on the ability of CBIZ to retain and hire key personnel, retain customers, and maintain relationships with business partners, suppliers and customers;

•	the risk that the market price of our Common Stock may decline if the proposed Merger is not completed;

•

our ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including ability to remediate our material weaknesses in our internal control over financial reporting;

•	payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible;

•

our business could be adversely affected if the non-attest business assets, or the attest assets CBIZ CPAs acquired, we acquired from Marcum LLP (“Marcum”) do not perform to our expectations or we underestimate the liabilities we have assumed;

•

we are dependent on the services of our executive officers, and other key employees, the loss of any of whom may have a material adverse effect on our business, financial condition and results of operations;

•	our profitability could suffer if we are not able to effectively utilize our employees, maintain operational efficiencies or manage our cost structure;

•

restrictions imposed by independence requirements and conflict of interest rules, as well as the nature and terms of our current administrative service agreements, limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients;

•

our goodwill and other intangible assets could become impaired, which could lead to material non-cash charges against earnings and a material impact on our results of operations and financial condition;

•	certain liabilities resulting from acquisitions are estimated and could lead to a material impact on our results of operations;

•	we may fail to realize the anticipated benefits of acquisitions, or they may prove disruptive and could result in the combined business failing to meet our expectations;

•	claims or adverse publicity could harm our brand, reputation and ability to compete and attract and retain clients, talent and future acquisition targets;

•	we may not be able to acquire and finance additional businesses, which could limit our ability to pursue our business strategy;

•	we will incur transaction, integration, and restructuring costs in connection with our acquisition program;

•	governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our financial condition;

•	uncertainty in the current economic and geopolitical environment could lead to declines in demand for certain of our services;

•	changes in the United States healthcare environment, including new healthcare legislation, may adversely affect the revenue and margins in our healthcare benefit business;

•	we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses;

•	cyberattacks or other security breaches involving our computer systems or the systems of one or more of our vendors could materially and adversely affect our business;

•	we are subject to risk as it relates to software that we license from third parties;

•	we are reliant on information processing systems and any failure or disruptions of these systems could have a material adverse effect on our business, financial condition and results of operations;

•	we could be held liable for errors and omissions;

•	the business services industry is competitive and fragmented, if we are unable to compete effectively, our business, financial condition and results of operations could be negatively impacted;

•

failure to maintain our reputation and brand could impact our ability to attract and retain clients, employees and future acquisition targets, and may have a material adverse effect on our business, financial condition and results of operations;

•	we are dependent on our existing client base and our ability to retain and expand our relationships with those clients;

•	our clients may terminate our engagements with little or no notice and without penalty, which may result in unexpected declines in our revenue or unexpected costs;

•	given our levels of share-based compensation, our tax rate may vary significantly depending on our stock price;

•	we may be subject to the actions of activist stockholders;

•

rapid technological changes could significantly impact our competitive position, client relationships and operating results and our ability to realize the anticipated benefits of our acquisition of the non-attest business assets and liabilities of Marcum and CBIZ CPAs P.C.’s purchase of substantially all of Marcum’s attest business assets (the “Marcum Transaction”);

•	the widespread outbreak of a communicable illness or any other public health crisis could adversely affect our business, financial condition and results of operations;

•	we require a significant amount of cash for interest payments on our debt and to expand our business as planned;

•

terms of our amended and restated credit agreement providing for $2.0 billion in senior secured credit facilities, consisting of a $1.4 billion term loan and $600 million revolving credit facility, could adversely affect our ability to run our business and/or reduce stockholder returns;

•	our failure to satisfy covenants in our debt instruments could cause a default under those instruments;

•	our increased leverage following the Marcum Transaction may adversely impact our business;

•	we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our Common Stock;

•	the significant number of shares issuable as the stock consideration in the Marcum Transaction may adversely impact our stock price;

•	the future issuance of additional shares could adversely affect the price of our Common Stock; and

•	there is volatility in our stock price.

Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in “Item 1A. Risk Factors” in our Annual Report and in our subsequent Quarterly Reports will be important in determining future results. Other factors besides those described in our Annual Report or Quarterly Reports could also adversely affect our operating or financial performance. Should one or more of these risks or assumptions materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or implied.

Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in the current, quarterly, periodic and annual reports we file with the SEC.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the ESPP who acquired shares of Common Stock between October 16, 2023 and April 15, 2026. Please refer to the section under the heading “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus.

Q:	Why are you making the Rescission Offer?

A:

We are offering to repurchase up to 481,049 shares of our Common Stock from persons who acquired those shares under the ESPP between October 16, 2023 and April 15, 2026, as we determined during the second quarter of 2026 that such shares of Common Stock may have been acquired under the ESPP without registration pursuant to the Securities Act. Although the shares of Common Stock acquired under the ESPP were purchased in the open market by Computershare, the custodian of the ESPP, the SEC takes the position that we are required to register the sale of these shares under the ESPP with the SEC.

We are making the Rescission Offer to ensure compliance with the Securities Act, and to limit any contingent liability we may have as a result of possible noncompliance with registration requirements pursuant to the Securities Act in connection with the acquisition of shares of Common Stock under the ESPP by ESPP participants.

Members of our Board of Directors are not eligible for the ESPP. Our current executive officers have informed us that they do not intend to participate in the Rescission Offer.

Q:	How do I know if I’m eligible to participate in the Rescission Offer?

A:	If you purchased shares under the ESPP between October 16, 2023 and April 15, 2026, then you may submit a Rescission Offer Election Form with respect to such shares.

However, you should note that, under the terms of the Rescission Offer, we will not repurchase or make payments relating to any Eligible Shares unless you submit a Rescission Offer Election Form indicating that (i) you sold Eligible Shares for less than your original purchase price for such shares under the ESPP, and/or (ii) you hold Eligible Shares for which the original purchase price under the ESPP during the Purchase Period, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date, is less than the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date. If your Eligible Shares are currently held outside of EquatePlus or were sold outside of EquatePlus for a loss, you will also be required to provide reasonably satisfactory proof of share ownership, sale and/or of loss. See “The Rescission Offer – Terms of the Rescission Offer” for more information.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 5:00 p.m., Eastern Time, on September 8, 2026.

Q:	What does the proposed Merger mean for the Rescission Offer?

A:

The Rescission Offer is not conditioned on the approval of or related to the proposed Merger, and the proposed Merger is not conditioned on or subject to the Rescission Offer. The Rescission Offer will expire and settle prior to the closing of the proposed Merger, which is subject to the satisfaction of customary closing conditions, including approval by CBIZ shareholders, receipt of required regulatory approvals, the expiration or termination of applicable waiting periods, and the satisfaction of other customary conditions, any of which could delay or prohibit the closing of the proposed Merger. You should therefore carefully consider with your independent advisors on whether to participate in the Rescission Offer in light of the proposed Merger.

Q:	If I do not participate in the Rescission Offer, will my shares be included in the proposed Merger?

A:	The Rescission Offer is not conditioned on the approval of or related to the proposed Merger, and the proposed Merger is not conditioned on or subject to the Rescission Offer.

The Rescission Offer will expire and settle prior to the closing of the proposed Merger, which is subject to the satisfaction of customary closing conditions, including approval by CBIZ shareholders, receipt of required regulatory approvals, the expiration or termination of applicable waiting periods, and the satisfaction of other customary conditions, any of which could delay or prohibit the closing of the proposed Merger.

Individuals who are eligible for the Rescission Offer should review both the transaction materials for the proposed Merger and the information included in and incorporated by reference into this prospectus as well as the Rescission Offer Election Procedures. You should carefully consider with your independent advisors whether to participate in the Rescission Offer in light of the proposed Merger.

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether or not you still hold any or all of the Eligible Shares:

•

For any Eligible Shares you have previously sold at a loss, an amount equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) over the proceeds from the sale of such shares, plus an amount equal to interest (i) on the amount you paid for such shares (i.e., the discounted purchase price under the ESPP) for the period from the date of acquisition through the date of sale and (ii) on the loss from the sale of such shares for the period from (but excluding) the date of sale through the Expiration Date. Interest will accrue on a monthly basis.

As an example, if you purchased 100 shares of Common Stock at a per share price of $70.39 on January 1, 2025, you subsequently sold those shares on June 30, 2025 for $58.53 per share, and you accept the Rescission Offer, you would receive:

•	The original purchase price (100 × $70.39) = $7,039

•	Minus proceeds of the June 30, 2025 sale (100 × $58.53) = $5,853

•	Plus interest for six months calculated at 5.44% per year on $7,039($7,039 × 5.44% × (6/12)) = $191.46

•	Plus interest for 14 months at 5.44% per year on $1,186 loss from the June 30, 2025 sale ($1,186 × 5.44% × (14/12)) = $75.27

•	For a total of $1,452.73

•

For any Eligible Shares you currently hold, upon your delivery of any such shares to us by accepting the Rescission Offer, an amount equal to the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) plus an amount equal to interest on such purchase price for the period from the date of the acquisition through the Expiration Date. Interest will accrue on a monthly basis.

As an example, if you purchased 100 shares of Common Stock at a per share price of $70.39 on January 1, 2025, you continue to hold such shares and you accept the Rescission Offer, you would receive:

•	The original purchase price (100 × $70.39) = $7,039

•	Plus interest for 20 months at 5.44% per year ($7,039 × 5.44% × (20/12)) = $638.20

•	For a total of $7,677.20

If your EquatePlus account is not W-9 certified before the Expiration Date, additional amounts may be required to be withheld from any payments made to you in connection with the Rescission Offer, and the IRS may impose certain penalties. The current withholding rate is 24%.

However, we will not repurchase such shares if the original purchase price for such shares under the ESPP during the Purchase Period, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date, is less than the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes.

Before making your election, make sure all of your information in EquatePlus is current and accurate (including but not limited to your W-9 tax certification, mailing address, bank information and payment details, telephone number, and email address). You can view your information in EquatePlus by logging on to your EquatePlus account at www.equateplus.com and clicking the down arrow next to your name, on the “Overview” page.

Proceeds, less required tax withholding (if applicable), will be paid by CBIZ.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:

We will use an annual interest rate of 5.44%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period, as published by the Board of Governors of the Federal Reserve System. Interest will accrue on a monthly basis.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes.

Q:	Am I required to accept the Rescission Offer?

A:

No, you are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not doing so would be economically beneficial to you. If you are an employee of CBIZ, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status or your compensation.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision regarding whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you have sold any Eligible Shares for less than your original purchase price for them under the ESPP; or

•

you own any Eligible Shares that on the Expiration Date will be worth less than the Rescission Offer price for such shares (i.e., the original purchase price for the shares under the ESPP, plus an amount equal to the applicable interest as of the Expiration Date).

However, in deciding whether or not to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Certain U.S. Federal Income Tax Consequences Relating to the ESPP and the Rescission Offer”) and, if you own any Eligible Shares, the possibility that the value of such shares may increase or decrease after the Expiration Date. See “Risk Factors.”

In addition, you should note that, under the terms of the Rescission Offer, we will not repurchase or make payments relating to any shares of Common Stock unless you submit a Rescission Offer Election Form indicating that (i) you sold Eligible Shares for less than your original purchase price for such shares under the ESPP, and/or (ii) you hold Eligible Shares for which the original purchase price under the ESPP during the Purchase Period, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date, is less than the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date. Interest will accrue on a monthly basis. If your Eligible Shares are currently held outside of EquatePlus or were sold outside of EquatePlus for a loss, you will also be required to provide reasonably satisfactory proof of share ownership, sale and/or of loss. See “What is considered proof of a bona fide transaction? What is considered proof of share ownership?” below.

The Rescission Offer price is explained in more detail in the answer to the question above, “What will I receive if I accept the Rescission Offer?”

WE URGE YOU TO REVIEW THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISORS REGARDING THE TAX CONSEQUENCES (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF ACCEPTING THE RESCISSION OFFER.

If you have any questions about submitting a Rescission Offer Election Form, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (toll free) or 1-617-231-2972 (international).

If you have any questions regarding the terms of the Rescission Offer, please contact SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

Q:	Where can I obtain acquisition and sales history about my shares of Common Stock?

A:

You should review your ESPP acquisition and sales history to determine whether you should accept all or a part of this Rescission Offer. You can log on to your EquatePlus account at www.equateplus.com or you can call Computershare at 1-866-697-3122 (toll free) or1-617-231-2972 (international) for assistance regarding your ESPP acquisition, current holdings and sales history.

If you have previously transferred your Eligible Shares to another broker, contact your broker for assistance. If you transferred your Eligible Shares to another broker and subsequently sold such shares at a loss, you will need to contact the broker that facilitated that sale for your transaction history and sale price information. Please allow sufficient time to receive your transaction history. Some brokers may take up to two weeks to deliver your transaction history, so we encourage you to contact your broker as soon as possible.

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. While it is possible that the federal securities laws could be interpreted as providing that your right of rescission survives a rescission offer, it is also possible that a person who rejects a rescission offer may be precluded from later seeking relief under those laws. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you reject or fail to accept the Rescission Offer.”

Q:	What if I sold some of my Eligible Shares but still own others?

A:

You may accept the Rescission Offer for each lot of Eligible Shares that you still own as well as the Eligible Shares that you sold at a loss. Your EquatePlus account will show you which Eligible Shares you (a) own and hold in your EquatePlus account, (b) sold through your EquatePlus account and (c) transferred to your individual brokerage account, and you may elect to accept the Rescission Offer for each lot of Eligible Shares in each of these categories.

Q:	May I accept the Rescission Offer in part?

A:

Yes. You may accept the Rescission Offer for each lot of Eligible Shares that you still own as well as the Eligible Shares that you sold at a loss, as shown on your EquatePlus account. As described above, however, if you accept the Rescission Offer, we will repurchase the Eligible Shares you still own only if the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date is less than the original purchase price for such shares under the ESPP plus an amount equal to interest through the Expiration Date.

Q:

What happens if I accept the Rescission Offer for shares of Common Stock acquired during the Purchase Period that I currently own, but the amount I would receive for such shares is less than the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date?

A:

If you submit a Rescission Offer Election Form for any Eligible Shares you currently own, we will not repurchase shares for which the original purchase price under the ESPP, plus an amount equal to interest (through the Expiration Date), is less than the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date, as it would not be economically beneficial to you. Accordingly, you will continue to own those shares, and except as set forth in this prospectus, the Rescission Offer will not affect your ability to sell such shares.

Q:	What do I need to do now to accept the Rescission Offer?

A:

If you want to accept the Rescission Offer, you may elect to accept the Rescission Offer by logging on to your EquatePlus account at www.equateplus.com and submitting a Rescission Offer Election Form before the Expiration Date in accordance with the instructions set forth in this prospectus and included as Appendix A hereto (the “Rescission Offer Election Procedures”). See “— Other Required Documents” below in this question.

You should retain copies of all of your submitted Rescission Offer Election Forms including all modifications and withdrawals for your personal records.

Other Required Documents:

•

If you are accepting the Rescission Offer only with regard to any Eligible Shares currently held within EquatePlus and/or any Eligible Shares sold at a loss within EquatePlus, you will not need to submit any additional documentation (apart from the Rescission Offer Election Form).

•

If you are accepting the Rescission Offer with respect to any Eligible Shares that were transferred from EquatePlus to your individual brokerage account and which you currently hold, in addition to properly submitting a Rescission Offer Election Form, you must also submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, reasonably satisfactory proof of share ownership prior to the commencement of the Rescission Offer. See “— What do I need to do to accept the Rescission Offer if I hold Shares through a broker or nominee that is not Computershare?” below.

•

If you want to accept the Rescission Offer with respect to any Eligible Shares that were transferred from EquatePlus to your individual brokerage account and which you since have sold at a loss, in addition to properly submitting a Rescission Offer Election Form, you must also submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of share ownership. See “— What is considered proof of a bona fide transaction? What is considered proof of share ownership?” below.

YOUR PROPERLY SUBMITTED RESCISSION OFFER ELECTION FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, INCLUDING ANY SHARES THAT MAY BE REQUIRED TO BE DELIVERED) MUST BE SUBMITTED BEFORE THE EXPIRATION DATE.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED TO VALIDLY ACCEPT THE RESCISSION OFFER BEFORE THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ELECTION FORM HAS BEEN PROPERLY SUBMITTED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO COMPUTERSHARE, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

Before making your election, make sure all of your information in EquatePlus is current and accurate (including but not limited to your W-9 tax certification, mailing address, bank information and payment details, telephone number, and email address). You can view your information in EquatePlus by logging on to your EquatePlus account at www.equateplus.com and clicking the down arrow next to your name, on the “Overview” page.

Proceeds, less required tax withholding (if applicable), will be paid by CBIZ.

If your EquatePlus account is not W-9 certified before the Expiration Date, additional amounts may be required to be withheld from any payments made to you in connection with the Rescission Offer, and the IRS may impose certain penalties. The current withholding rate is 24%.

All determinations with respect to the Rescission Offer Election Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of delivery as to particular shares. A waiver of any defect or irregularity with respect to the delivery of one share shall not constitute a waiver of the same or any other defect or irregularity with respect to the delivery of any other shares except to the extent we may otherwise so provide.

If you have any questions about submitting a Rescission Offer Election Form, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (toll free) or 1-617-231-2972 (international).

If you have any questions regarding the terms of the Rescission Offer, please contact SOS at(615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

Q:	What do I need to do to accept the Rescission Offer if I hold Eligible Shares through a broker or nominee that is not Computershare?

A:

If you acquired, and still hold, any Eligible Shares through a broker or nominee that is not Computershare, and you desire to accept the Rescission Offer with respect to those shares, you must, before the Expiration Date, (i) properly submit the Rescission Offer Election Form, along with supporting documentation and (ii) contact your broker or nominee promptly and instruct it to place your Eligible Shares in your name at Computershare via the Direct Registration System (“DRS”). You should contact your broker or other nominee as soon as practicable to allow for sufficient time for your broker or nominee to place your shares of Common Stock via DRS in your name at Computershare. Your broker or nominee may charge you a fee for delivering the shares. You should consult with your broker or nominee to determine whether any charges will apply.

Q:	What is considered proof of a bona fide transaction? What is considered proof of share ownership?

A:

If you have sold any Eligible Shares through a broker or nominee that is not Computershare at a loss to a third party in a bona fide transaction, you will need to submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, proof reasonably satisfactory to CBIZ evidencing the sale price and amount of such shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale, and may include confirmation of shares sold on official broker letterhead that details the sale price, IRS Form 1099-B showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

If you continue to hold any Eligible Shares through a broker or nominee that is not Computershare, you will need to submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, proof reasonably satisfactory to CBIZ evidencing that you held such shares prior to the commencement of the Rescission Offer. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person showing that the shares were held on your behalf prior to the commencement of the Rescission Offer.

If the proof of a bona fide sale (including proof linking shares of Common Stock sold through a separate broker to your original acquisition of such shares through Computershare during the Purchase Period) or share ownership is not reasonably satisfactory to CBIZ, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

If you have already accepted the Rescission Offer by submitting a Rescission Offer Election Form and now wish to reject the Rescission Offer Election Form, see below “— Can I change my election after I have submitted my Rescission Offer Election?”

Q:	What happens if I fail to properly complete or submit any of the required documents or take any other required action in a timely manner?

A:

If you do not properly submit a Rescission Offer Election Form (together with any other required documents) and, in the case of any Eligible Shares you currently hold outside of EquatePlus, do not place such shares via DRS in your name at Computershare, before the Expiration Date, or if you fail to take any other required action in a timely manner, you will be deemed to have rejected the Rescission Offer, unless we in our sole discretion elect to waive the requirement for a particular document or action, or to extend the deadline for the submission of any required document or the taking of any required action, as applicable. If you have previously sold any Eligible Shares through a broker or nominee that is not Computershare at a loss, see “—What is considered proof of a bona fide transaction? What is considered proof of share ownership?” above.

If you reject the Rescission Offer, you will not receive any payment with respect to any Eligible Shares, but you will retain any shares you currently hold.

Q:	Can I change my election after I have submitted my Rescission Offer Election Form?

A:	Yes. You can change your decision about accepting the Rescission Offer at any time before the Expiration Date.

•

Withdraw: If you decide to reject the Rescission Offer after you have already submitted a Rescission Offer Election Form, you must properly withdraw your election before the Expiration Date, as outlined in the Rescission Offer Election Procedures.

•

Modify: If you change your election after having submitted your Rescission Offer Election Form, you must properly modify your election before the Expiration Date, as outlined in the Rescission Offer Election Procedures.

You should retain copies of all of your submitted Rescission Offer Election Forms including all modifications and withdrawals for your personal records. After the Expiration Date, you will not be able to access the Rescission Offer Election Form on EquatePlus.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER, AND YOU WISH TO CHANGE YOUR ELECTION, YOU MUST DO SO BEFORE THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO THE LAST RESCISSION OFFER ELECTION FORM THAT YOU SUBMITTED.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER MODIFICATIONS OF PREVIOUSLY SUBMITTED RESCISSION OFFER ELECTION FORMS HAVE BEEN PROPERLY SUBMITTED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO MODIFY YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to any modifications and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular shares. A waiver of any defect or irregularity with respect to the withdrawal of one share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other shares except to the extent we may otherwise so provide.

Q:	When and how will I receive payment for my shares of Common Stock if I properly accept the Rescission Offer?

A:

Proceeds, less required tax withholding (if applicable), will be paid by CBIZ. If your EquatePlus account is not W-9 certified before the Expiration Date, additional amounts may be required to be withheld from any payments made to you in connection with the Rescission Offer, and the IRS may impose certain penalties. The current withholding rate is 24%.

Before making your election, make sure all of your information in EquatePlus is current and accurate (including but not limited to your W-9 tax certification, mailing address, bank information and payment details, telephone number, and email address). You can view your information in EquatePlus by logging on to your EquatePlus account at www.equateplus.com and clicking the down arrow next to your name, on the “Overview” page.

Q:	How will the Rescission Offer be funded?

A:

The Rescission Offer will be funded from: our existing cash balance, funds from our revolving credit facility or cash flow from operations. Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, we do not expect that this Rescission Offer, and the exercise of other applicable rescission rights, would have a material impact on our results of operations, financial condition, or liquidity. As of June 30, 2026, we had a working capital of approximately $320.4 million, with cash and cash equivalents of approximately $20.9 million. If the Rescission Offer is accepted in full, we could be required to make aggregate payments of up to approximately $20.2 million (calculated as of June 30, 2026), which includes estimated statutory interest.

Q:	Who can help answer my questions?

A:

We recommend that you consult your own counsel, accountant, or other advisors for legal, tax, business, financial and related advice before making your decision about accepting or rejecting the Rescission Offer.

If you have any questions about submitting a Rescission Offer Election Form, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (toll free) or 1-617-231-2972 (international).

If you have any questions regarding the terms of the Rescission Offer, please contact SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

RISK FACTORS

An investment in shares of our Common Stock involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report, and in our other reports we file from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks described below, and the other information included or incorporated by reference into this prospectus before deciding whether or not to accept the Rescission Offer. The risks described below and in the documents incorporated by reference herein are not the only risks applicable to us or an investment in our Common Stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

Risks Related to the Rescission Offer

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our possible non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will likely be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing actions or imposing penalties and fines against us with respect to any potential violations of securities laws. Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, we do not expect that this Rescission Offer, and the exercise of other applicable rescission rights, would have a material impact on our results of operations, financial condition, or liquidity.

Your right of rescission under federal and state law, if any, may not survive if you reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you reject or fail to accept the Rescission Offer, it is unclear whether any right of rescission you may have will be preserved. While it is possible that the federal securities laws could be interpreted as providing that your right of rescission survives the Rescission Offer, it is also possible that a person who rejects the Rescission Offer may be precluded from later seeking relief under those laws. Certain federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the purchases of the Eligible Shares were exempt from registration under state laws.

Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration or delivery of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations under the Securities Act for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under certain state statutes not typically beginning until the facts giving rise to a violation are known. The Rescission Offer is not an admission that we did not comply with any federal or state registration or delivery or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you may have.

We cannot predict whether the amounts you would receive in the Rescission Offer for shares of Common Stock that you still own would be greater than the fair market value of our Common Stock.

Our Common Stock is actively traded on the NYSE under the symbol “CBZ.” The amount you would receive in the Rescission Offer is not tied to the market value of our Common Stock on the NYSE at the time the Rescission Offer expires, which is 5:00 p.m., Eastern Time, on September 8, 2026. However, eligibility for shares of Common Stock delivered in the Rescission Offer is tied to the market value of our Common Stock on the Expiration Date, and we will not accept your Rescission Offer Election Form for any Eligible Shares you currently own if the original purchase price of such shares at the time of your acquisition under the ESPP plus an amount equal to interest (through the Expiration Date) is less than the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date, as it would not be economically beneficial to you.

Even if accepting the Rescission Offer would be economically beneficial to you at the time of the Expiration Date (and therefore you are eligible to accept the Rescission Offer), we cannot anticipate subsequent market developments, whether at the time payment is made or thereafter, and we cannot predict whether accepting the Rescission Offer would continue to be economically beneficial to you following the Expiration Date.

Additionally, the Rescission Offer is not conditioned on the approval of or related to the closing of the proposed Merger, and the proposed Merger is not conditioned on or subject to the Rescission Offer. The Rescission Offer will expire and settle prior to the closing of the proposed Merger, which is subject to the satisfaction of customary closing conditions, including approval by CBIZ shareholders, receipt of required regulatory approvals, the expiration or termination of applicable waiting periods, and the satisfaction of other customary conditions, any of which could delay or prohibit the closing of the proposed Merger.

While we can make no assurances as to the prices that our shares of Common Stock will trade at in the future, you should consider that on August 4, 2026, the last reported sale price of our Common Stock (as reported on the NYSE) was $55.08 per share. Further, we expect that the trading price of our Common Stock will continue to be impacted through the Expiration Date (and likely through the consummation or termination of the proposed Merger) by the $55.00 per share proposed Merger consideration. Based upon the purchase prices and the number of shares of Common Stock purchased pursuant to the ESPP during the Purchase Period, the payment that would be received upon acceptance by eligible ESPP participants of the Rescission Offer with respect to a significant portion of their shares would be less than $55.08 per share. As a result, a significant number of such ESPP participants may be able to sell their shares in the open market at prices higher than the prices we are offering to pay in the Rescission Offer.

THE COMPANY

CBIZ, Inc. is a leading professional services advisor to businesses nationwide. With industry knowledge and expertise in accounting, tax, advisory, benefits, insurance and technology, CBIZ delivers actionable insights to help clients anticipate what is next and discover new ways to accelerate growth. CBIZ has more than 9,500 team members across 23 major markets coast to coast.

CBIZ, Inc. is a Delaware corporation. Our shares of Common Stock are listed on the NYSE under the symbol “CBZ.” Our principal executive offices are located at 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131, and our telephone number is (216) 447-9000. Our corporate website address is www.cbiz.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your investment decision.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

We are offering to repurchase up to 481,049 shares of our Common Stock from persons who acquired those shares under the ESPP during the Purchase Period, as we have determined that those shares may have been acquired under the ESPP without registration pursuant to the Securities Act. Although the shares of Common Stock acquired under the ESPP were purchased in the open market by Computershare, the custodian of the ESPP, the SEC takes the position that we are required to register the sale of these shares under the ESPP with the SEC. Our inadvertent failure to timely file a registration statement on Form S-8 as required under the Securities Act may have constituted a violation of Section 5 of the Securities Act (which generally requires registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5).

We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the acquisition of such shares by ESPP participants pursuant to the ESPP.

Members of our Board of Directors are not eligible for the ESPP. Our current executive officers have informed us that they do not intend to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject, or fail to timely accept, the Rescission Offer in accordance with the terms and conditions set forth in this prospectus and the instructions set forth in the Rescission Offer Election Procedures before 5:00 p.m., Eastern Time, on September 8, 2026, the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus, you will retain ownership of the shares you hold and will not receive any payment for any Eligible Shares (including any shares that you may have previously sold).

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept the Rescission Offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to deliver a prospectus required under the Securities Act before expiration of the applicable statute of limitations. However, certain federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. The Rescission Offer is not an admission that we did not comply with applicable federal or state requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of the federal securities laws or rights under state securities laws, at common law or in equity. We believe that the purchases of shares of Common Stock that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the Rescission Offer.

Generally, the statute of limitations under the Securities Act for enforcement of your federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation period under certain state statutes not typically beginning until the facts giving rise to the violation are known. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

For any Eligible Shares which you have previously sold at a loss, you may accept the Rescission Offer with respect to any such shares, in which case you will receive in U.S. dollars an amount equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) over the proceeds of the sale of the shares of Common Stock, plus an amount equal to interest, at a rate of 5.44% per year, which will be paid on the original purchase price of the shares under the ESPP (i.e., the discounted purchase price under the ESPP) for the period from the date you acquired such shares through the date you sold the shares. Interest will also be paid on the loss from the sale of such shares for the period from (but excluding) the date of sale through the Expiration Date. Interest will accrue on a monthly basis.

For any Eligible Shares which you currently hold, you may accept the Rescission Offer with respect to any such shares, and we will repurchase those shares from you, in which case you will receive in U.S. dollars an amount equal to the original purchase price paid for such shares pursuant to your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP), plus an amount equal to interest on such purchase price at a rate of 5.44% per year for the period from the date you acquired the shares through the Expiration Date. However, we will not repurchase shares for which the original purchase price under the ESPP during the Purchase Period, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date, is less than the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date, as it would not be economically beneficial to you. Although we use the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes.

Because this Rescission Offer is being made, in part, to limit any contingent liability that we may have as a result of possible noncompliance with applicable U.S. federal registration requirements, and because the offerees to whom this Rescission Offer is being made reside in a variety of U.S. jurisdictions, we believe that it is appropriate to use a U.S. federal reference rate of interest to determine the interest rate to be applied in determining amounts payable pursuant to this Rescission Offer. U.S. federal law does not provide a specific rate of interest to be used in rescission offers. We will use an annual interest rate of 5.44%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period, as published by the Board of Governors of the Federal Reserve System.

Unless extended by us, the Rescission Offer will expire at 5:00 p.m., Eastern Time, on September 8, 2026. If all deliveries and other actions required to validly accept the Rescission Offer are completed in accordance with the terms and conditions set forth in this prospectus and the instructions set forth in the Rescission Offer Election Procedures prior to the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect that CBIZ will send you payment of any proceeds to which you are entitled on or before September 22, 2026, or as soon as practicable thereafter.

Before making your election, make sure all of your information in EquatePlus is current and accurate (including but not limited to your W-9 tax certification, mailing address, bank information and payment details, telephone number, and email address). You can view your information in EquatePlus by logging on to your EquatePlus account at www.equateplus.com and clicking the down arrow next to your name, on the “Overview” page.

Proceeds, less required tax withholding (if applicable), will be paid by CBIZ. If your EquatePlus account is not W-9 certified before the Expiration Date, additional amounts may be required to be withheld from any payments made to you in connection with the Rescission Offer, and the IRS may impose certain penalties. The current withholding rate is 24%.

Neither we nor any of our executive officers or directors make any recommendations to any person with respect to the Rescission Offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to the Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting the Rescission Offer.

On August 4, 2026, the last reported sale price of our Common Stock (as reported on the NYSE) was $55.08 per share. If you still own shares of our Common Stock acquired pursuant to the ESPP, you should obtain current price information regarding our Common Stock prior to deciding whether or not to accept the Rescission Offer. We also urge you to consult with your advisors before deciding whether or not to accept the Rescission Offer.

How To Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How To Accept the Rescission Offer

If you are accepting the Rescission Offer with respect to shares of Common Stock you hold outside of EquatePlus, or which you have sold at a loss, see also the instructions contained in“— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee” below.

Acceptance of the Rescission Offer is optional. You may accept the Rescission Offer with respect to all or a portion of your Eligible Shares. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold shares acquired during the Purchase Period at a loss, or if you currently hold shares acquired during the Purchase Period and the last reported sale price of our Common Stock (as reported on the NYSE) on the Expiration Date is less than the original purchase price for such shares under the ESPP plus an amount equal to interest on such purchase price from the date of purchase through the Expiration Date. Interest will accrue on a monthly basis.

In order to accept the Rescission Offer, you must elect to accept the Rescission Offer by logging on to your EquatePlus account at www.equateplus.com and submitting a Rescission Offer Election Form before the Expiration Date in accordance with the instructions set forth in this prospectus and included as Appendix A hereto (the “Rescission Offer Election Procedures”).

You should retain copies of all of your submitted Rescission Offer Election Forms including all modifications and withdrawals for your personal records. In addition, if you have previously transferred your Eligible Shares to a broker or nominee that is not Computershare, you should make arrangements sufficiently in advance to ensure that shares you currently hold and want us to repurchase are electronically transferred to Computershare before the Expiration Date. See the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee” below.

In addition to the Rescission Offer Election Form, you may be required to submit additional documents in order to properly accept the Rescission Offer:

•

If you are accepting the Rescission Offer only with regard to any Eligible Shares currently held within EquatePlus and/or the Eligible Shares sold at a loss within EquatePlus, you will not need to submit any additional documentation (apart from the Rescission Offer Election Form).

•

If you are accepting the Rescission Offer with respect to any Eligible Shares that were transferred from EquatePlus to your individual brokerage account and which you currently hold, in addition to properly submitting a Rescission Offer Election Form, you must also submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, reasonably satisfactory proof of share ownership prior to the commencement of the Rescission Offer. See “— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee” below.

•

If you want to accept the Rescission Offer with respect to any Eligible Shares that were transferred from EquatePlus to your individual brokerage account and which you since have sold at a loss, in addition to properly submitting a Rescission Offer Election Form, you must also submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of share ownership. See “— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee” below.

YOUR PROPERLY COMPLETED RESCISSION OFFER ELECTION FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS) MUST BE SUBMITTED BEFORE THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

IN ADDITION, IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO ELIGIBLE SHARES YOU CURRENTLY HOLD OUTSIDE OF EQUATEPLUS, COMPUTERSHARE MUST RECEIVE DELIVERY OF THOSE SHARES BEFORE THE EXPIRATION DATE, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

IF YOU HAVE PREVIOUSLY SOLD ELIGIBLE SHARES AT A LOSS OUTSIDE OF EQUATEPLUS, YOU MUST SUBMIT WITH YOUR RESCISSION OFFER ELECTION FORM PROOF REASONABLY SATISFACTORY TO US EVIDENCING THE BONA FIDE SALE OF THOSE SHARES TO A THIRD PARTY, INCLUDING THE SALE PRICE FOR THOSE SHARES AND PROOF OF SHARE OWNERSHIP, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ELECTION FORM HAS BEEN PROPERLY SUBMITTED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO COMPUTERSHARE, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Election Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of delivery as to particular shares. A waiver of any defect or irregularity with respect to the delivery of one share shall not constitute a waiver of the same or any other defect or irregularity with respect to the delivery of any other shares except to the extent we may otherwise so provide.

If you have any questions about submitting a Rescission Offer Election Form, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (toll free) or 1-617-231-2972 (international).

If you have any questions regarding the terms of the Rescission Offer, please contact SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee

If you are delivering any Eligible Shares held outside of EquatePlus, through a broker or nominee that is not Computershare, you will be required to bear your own costs for delivering any shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See below for more information.

Certain Eligible Shares may have been registered in the name of The Depository Trust Company or its nominee, which we refer to in this prospectus as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC’s DRS provides participants with the ability to make electronic transfers to and from Computershare, as CBIZ’s transfer agent.

If you acquired, and still hold, any Eligible Shares through a broker or nominee that is not Computershare and you wish to accept the Rescission Offer with respect to those shares, you must, before the Expiration Date, (i) properly submit the Rescission Offer Election Form, along with supporting documentation and (ii) contact your broker or nominee promptly and instruct it to place your Eligible Shares in your name at Computershare via the DRS. Your properly completed Rescission Offer Election Form (together with any other required documents) must be submitted before the Expiration Date. Otherwise you will be deemed to have rejected the Rescission Offer. Because it may take your broker or other nominee up to several weeks to deliver your shares to Computershare, you should contact your broker or other nominee as soon as practicable. You will have to pay brokerage or transfer fees with respect to shares of Common Stock transferred to Computershare. You should consult your broker to determine whether any charges will apply. (As indicated above, you will be required to bear your own costs for delivering any shares in the Rescission Offer.)

If you have sold any Eligible Shares through a broker or nominee that is not Computershare at a loss to a third party in a bona fide transaction, you will need to submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, proof reasonably satisfactory to CBIZ evidencing the sale price and amount of such shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale, and may include confirmation of shares sold on official broker letterhead that details the sale price, IRS Form 1099-B showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

If you continue to hold any Eligible Shares through a broker or nominee that is not Computershare, you will need to submit, in accordance with the instructions set forth in the Rescission Offer Election Procedures, proof reasonably satisfactory to CBIZ evidencing that you held such shares prior to the commencement of the Rescission Offer. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person showing that the shares were held on your behalf prior to the commencement of the Rescission Offer.

If the proof of a bona fide sale (including proof linking shares sold through a separate broker to your original acquisition of such shares through Computershare during the Purchase Period) or share ownership is not reasonably satisfactory to CBIZ, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

If you have any questions about submitting a Rescission Offer Election Form, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (toll free) or 1-617-231-2972 (international).

If you have any questions regarding the terms of the Rescission Offer, please contact SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

How To Reject the Rescission Offer

You do not need to take any action to initially reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Election Form, however, you must properly withdraw your Rescission Offer Election Form as outlined in the Rescission Offer Election Procedures before the Expiration Date.

You should retain copies of all of your submitted Rescission Offer Election Forms including all modifications and withdrawals for your personal records.

IF YOU HAVE ALREADY SUBMITTED A RESCISSION OFFER ELECTION FORM AND WISH TO CHANGE YOUR ELECTION, YOU MUST DO SO BEFORE THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO THE LAST RESCISSION OFFER ELECTION FORM THAT YOU SUBMITTED.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER WITHDRAWALS OF PREVIOUSLY SUBMITTED RESCISSION OFFER ELECTION FORMS HAVE BEEN PROPERLY SUBMITTED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED TO VALIDLY ACCEPT THE RESCISSION OFFER BEFORE THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to a withdrawal request and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular shares. A waiver of any defect or irregularity with respect to the withdrawal of one share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other shares except to the extent we may otherwise so provide.

If we receive a withdrawal request before the Expiration Date and you have previously delivered shares to Computershare, we will not charge any expense of returning those shares to you (your broker may, however, charge a fee to take any shares back from Computershare).

ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES ACQUIRED PURSUANT TO THE ESPP UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF ACQUISITION OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Funding the Rescission Offer

We have sufficient available liquidity to pay for the purchase of any shares of Common Stock that may be delivered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have any questions about submitting a Rescission Offer Election Form, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (toll free) or 1-617-231-2972 (international).

If you have any questions regarding the terms of the Rescission Offer, please contact SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

Accounting for the Rescission Offer

We intend to account for amounts paid by us pursuant to the Rescission Offer by recording the fair market value of the shares of Common Stock purchased by us as a charge to treasury stock based on the quoted market price of our Common Stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value, as well as other costs directly related to the Rescission Offer, of such shares purchased will be recorded as an expense in our consolidated statement of income.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

RELATING TO THE ESPP AND THE RESCISSION OFFER

The following is a discussion of certain U.S. federal income tax consequences relating to (1) the purchase of Eligible Shares under the ESPP between October 16, 2023 and April 15, 2026, and (2) the amounts received in connection with Eligible Shares pursuant to the Rescission Offer. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. You should consult your own tax advisor regarding the application of U.S. federal, state, local and foreign tax laws to your particular situation.

ESPP Share Purchases

CBIZ has recently determined that the ESPP did not satisfy the requirements for qualification under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) between October 16, 2023 and April 15, 2026 (the “Disqualification Period”), as originally intended. Thus, the tax consequences with respect to the Eligible Shares purchased under the ESPP during the Disqualification Period differ from those expected by CBIZ, as described in the Plan Summary and Prospectus previously made available to you.

With respect to an employee stock purchase plan that qualifies under Section 423 of the Code, no income is recognized in respect of the discounted purchase price at the time of the Share purchase. However, because the ESPP did not qualify under Section 423 of the Code during the Disqualification Period, ordinary compensation income should have been recognized by you at the time of any purchase during the Disqualification Period equal to the excess of the fair market value of the Eligible Shares acquired on the applicable purchase date over the purchase price paid for such Eligible Shares (i.e., the discount received). This amount should have been subject to tax withholding on the applicable purchase date and included on your Form W-2 as wages subject to income and employment taxes for the relevant taxable years. The tax treatment of any subsequent sale of the Eligible Shares by you may also be incorrect. You may be required to file amended federal and state tax returns for the relevant tax years.

CBIZ intends to take corrective actions with respect to the tax reporting and withholding inaccuracies during the relevant time periods applicable to each participant. This will include corrected W-2 filings for participants for relevant tax years, assistance with filing amended tax returns to the extent necessary, and making certain compensatory payments to participants to account for this tax impact on an estimated basis. Independent of the Rescission Offer, you will be provided with additional information about these corrective actions.

Note that the foregoing tax consequences do not depend on whether you are eligible for the Rescission Offer or elect to participate in the Rescission Offer.

Repurchases Pursuant to the Rescission Offer

If you participate in the Rescission Offer and receive a payment as described in this prospectus, the amount you receive will be in excess of the fair market value of the Eligible Shares on the Expiration Date. While the U.S. federal income tax treatment of this amount is not certain, CBIZ intends to treat this amount as follows for purposes of its tax reporting and withholding obligations: If you are selling your Eligible Shares pursuant to the Rescission Offer (i) the portion of the amount you receive that is equal to the fair market value of the Eligible Shares will be treated as proceeds received from the disposition of a capital asset, and (ii) the portion of the amount you receive that is in excess of the fair market value of the Eligible Shares at the time of payment will be treated as ordinary compensation income that is subject to tax reporting and withholding for income and employment taxes. If you have previously sold your Eligible Shares and are entitled to payment in the Rescission Offer, the entire amount will be treated as ordinary compensation income that is subject to tax reporting and withholding for income and employment taxes. CBIZ intends to make additional compensatory payments to participants to account for this tax impact on an estimated basis.

There may be other U.S. federal, state, local or foreign tax consequences relating to the Eligible Shares and the Rescission Offer that are not discussed above, and it is possible that the Internal Revenue Service will take a position that differs from that described above. You are urged to consult your own tax advisor regarding the specific tax consequences applicable to you, including the applicability and effect of U.S. federal, state, local and foreign tax laws.

LEGAL MATTERS

The validity of the securities offered in this Rescission Offer and certain other legal matters in connection with this Rescission Offer will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of CBIZ, Inc. at December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2025, expresses an opinion that CBIZ, Inc. did not maintain effective internal control over financial reporting as of December 31, 2025 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states there were material weaknesses related to design deficiencies in controls over (i) the administration of the employee stock purchase plan, and (ii) the accounting for the reassignment of goodwill among reporting units.

Appendix A

Dear [●],

Our records indicate that you purchased shares of common stock of CBIZ, Inc. (“CBIZ” or the “Company”) pursuant to the Company’s 2007 Amended and Restated Employee Stock Purchase Plan (as amended and restated from time to time) between October 16, 2023 to April 15, 2026 (the “Purchase Period”). As a result, you may be able to participate in the Company’s rescission offer (the “Rescission Offer”), which is being conducted pursuant to the prospectus dated August 6, 2026 (the “Prospectus”), which you can access [here].

Before making your election and deciding whether to accept or reject the Rescission Offer, we urge you to review the terms of the Rescission Offer outlined in the Prospectus carefully. You are not required to accept or reject the Rescission Offer. You should also consult with your tax advisors regarding the tax consequences (including the application of any state, local, non-U.S. income and other tax laws) of accepting the Rescission Offer.

In addition to the Prospectus, this platform will provide information regarding how to elect to participate in the Rescission Offer.

The Rescission Offer will expire at 5:00 p.m., Eastern Time, on September 8, 2026 (the “Expiration Date”). After the Expiration Date, you will not be able to submit an election to participate in the Rescission Offer or change your previous elections. At any time before the Expiration Date, you may withdraw or change your election. Go to Library > Tasks > Elections and select Delete to withdraw your election or select Edit to change your election.

Please review the “Delete” election window carefully, as it will delete ALL elections. If you submit elections under both Category 1 and Category 2 and then delete your elections, both elections will be withdrawn. If you intend to withdraw only one election, you will need to re-enter and re-submit the election you wish to keep.

If you have any questions on how to submit an election, rejecting the Rescission Offer, EquatePlus, your CBIZ share balance or your purchase or sale information, please contact Computershare at 1-866-697-3122 (Toll-free) or 1-617-231-2972 (International).

If you have any questions regarding the terms of the Rescission Offer, please contact SOS at 1-615-994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

If you have any questions regarding placing any eligible shares in your name at Computershare via the Direct Registration System (DRS), please contact your broker or other nominee.

Election Options

Please review the available options carefully and submit your election with respect to your eligible CBIZ shares, as applicable. You are responsible for ensuring that your selections are complete and accurate. Only the category or categories relevant to your specific circumstances will be displayed. If more than one category applies to you, a separate election must be submitted for each applicable category.

1. Shares Currently Held at EquatePlus

If no CBIZ shares are shown below, then you do not have any Eligible Shares in this category and, therefore, do not need to make any election in this category. Please proceed to Category 2.

The CBIZ shares shown below are the shares that you purchased during the Purchase Period that have not been transferred or sold (your “Eligible Shares”).

If you elect to participate in the Rescission Offer with respect to any of your Eligible Shares (on a transaction by transaction basis), then you may receive a cash payment equal to the price you paid to purchase such Eligible Shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) plus an amount equal to interest on such purchase price for the period from (but excluding) the date of the acquisition through the Expiration Date (your “Cash Payment”). Before any Cash Payment is issued, the Eligible Shares will be debited from your account at EquatePlus and returned to the Company.

You will not receive a payment if the amount of your Cash Payment per Eligible Share is less than the market price of the Company’s common stock on the NYSE on the Expiration Date.

Any Cash Payment will be paid by CBIZ. If your EquatePlus account is not W-9 certified before the Expiration Date, additional amounts may be required to be withheld from any payments made to you in connection with the Rescission Offer, and the IRS may impose certain penalties. The current withholding rate is 24%.

Please make your selection below after you have carefully reviewed the terms of the Rescission Offer outlined in the Prospectus. Once you submit your election for this category, no further action is required from you. Once submitted, please proceed to Category 2.

Select	Allocation Sequence	Purchase Id	Purchase Date	Purchase Price	Outstanding Quantity
	[●]	[●]	[●]	[●]	[●]

☐ I confirm that I have reviewed, understand, and agree to the terms and conditions of the Rescission Offer as outlined in the Prospectus.

All elections remain subject to the terms and conditions outlined in the Prospectus.

☐ I confirm that my information in EquatePlus is current and accurate (including but not limited to my tax certification (for example, Form W-9), mailing address, bank information and payment details, telephone number, and email address).

You may withdraw or change your election at any time before the Expiration Date.

Go to Library > Tasks > Elections and select Delete to withdraw your election or select Edit to change your election.

2. Shares Previously Sold through EquatePlus

If no CBIZ shares are shown below, then you do not have any Eligible Losses (as defined below) in this category and, therefore, do not need to make any election in this category. Please proceed to Category 3.

The CBIZ shares shown below are the shares that you previously sold at a loss (your “Eligible Losses”).

If you elect to participate in the Rescission Offer with respect to any Eligible Losses (on a transaction by transaction basis), then you may receive a cash payment equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) over the proceeds from the sale of such shares, plus an amount equal to interest (i) on the amount you paid for such shares (i.e., the discounted purchase price under the ESPP) for the period from the date of acquisition through the date of sale and (ii) on the loss from the sale of such shares for the period from (but excluding) the date of sale through the Expiration Date (your “Loss Cash Payment”).

Any Loss Cash Payment will be paid by CBIZ. If your EquatePlus account is not W-9 certified before the Expiration Date, additional amounts may be required to be withheld from any payments made to you in connection with the Rescission Offer, and the IRS may impose certain penalties. The current withholding rate is 24%.

Please make your selection below after you have carefully reviewed the terms of the Rescission Offer outlined in the Prospectus. Once you submit your election for this category, no further action is required from you. Once submitted, please proceed to Category 3.

Select	Allocation Sequence	Purchase Id	Purchase Date	Purchase Price	Outstanding Quantity
	[●]	[●]	[●]	[●]	[●]

☐ I confirm that I have reviewed, understand, and agree to the terms and conditions of the Rescission Offer as outlined in the Prospectus.

All elections remain subject to the terms and conditions outlined in the Prospectus.

☐ I confirm that my information in EquatePlus is current and accurate (including but not limited to my tax certification (for example, Form W-9), mailing address, bank information and payment details, telephone number, and email address).

You may withdraw or change your election at any time before the Expiration Date.

Go to Library > Tasks > Elections and select Delete to withdraw your election or select Edit to change your election.

3. Shares Transferred to an External Broker

If no CBIZ shares are shown below, then you have not transferred any shares that are eligible for the Rescission Offer from EquatePlus to an external brokerage account, and no further action is required.

The CBIZ shares shown below are the shares that you previously transferred from EquatePlus to an external brokerage account (your “Transferred Shares”).

▲ You may not submit your election for the eligible Transferred Shares online through EquatePlus. In order to properly submit your election for the eligible Transferred Shares, you must submit the election form referenced below in accordance with the instructions set forth therein and the Prospectus.

To elect to accept the Rescission Offer with respect to the eligible Transferred Shares, you must:

1.	access the election form [here], and

2.	complete the election form and attach any supporting material requested in the election form and the Prospectus, and

3.	submit the completed election form and supporting material to Stock & Options Solutions in the manner outlined in the election form and the Prospectus and / or

4.

if applicable, instruct your broker or broker nominee that holds any eligible Transferred Shares to place such eligible Transferred Shares in your name at Computershare via the Direct Registration System (DRS) as soon as practicable after you submit the election form. Your eligible Transferred Shares (i) must be placed in your DRS account at Computershare before the Expiration Date and (ii) must remain in your DRS account at Computershare at all times after the Expiration Date.

Select	Allocation Sequence	Purchase Id	Purchase Date	Purchase Price	Outstanding Quantity
	[●]	[●]	[●]	[●]	[●]

☐ I confirm that I have reviewed, understand, and agree to the terms and conditions of the Rescission Offer as outlined in the Prospectus.

All elections remain subject to the terms and conditions outlined in the Prospectus.

☐ I confirm that my information in EquatePlus is current and accurate (including but not limited to my tax certification (for example, Form W-9), mailing address, bank information and payment details, telephone number, and email address), which can be viewed by clicking the down arrow next to your name, on the Overview page.

INSTRUCTIONS TO THE

RESCISSION OFFER ELECTION FORM

FOR SHARES TRANSFERRED OUT OF EQUATEPLUS

CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, as amended (“ESPP”)

Relating to the Rescission Offer by CBIZ, Inc. (“CBIZ”)

Pursuant to the Prospectus Dated August 6, 2026

THE RESCISSION OFFER WILL EXPIRE AT

5:00 P.M., EASTERN TIME, ON SEPTEMBER 8, 2026.

All questions regarding the Rescission Offer should be directed to SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM ALONG WITH ANY ADDITIONAL DOCUMENTATION REQUESTED IN THE ELECTION FORM PRIOR TO 5:00 P.M., EASTERN TIME, ON SEPTEMBER 8, 2026.

WE URGE YOU TO REVIEW CBIZ, INC.’S (THE “COMPANY,” “CBIZ,” “WE” OR “US”) PROSPECTUS DATED AUGUST 6, 2026 (THE “PROSPECTUS”), CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Instructions:

The Election Form is comprised of Part I, Part II and Part III (which includes a signature page). Additionally, instructions on how to modify your election or withdraw your election are outlined in Appendix A.

In order to properly submit this Election Form, you must (1) complete the information in each part, as required, (2) provide the information requested on the signature page and (3) execute the Election Form and submit all ancillary documents as requested in Part I.

Return a scanned copy of your completed Election Form and supporting documentation to Stock & Options Solutions, an Allshares company (“SOS”) via email at

CBIZ_RescissionOffer@sos-team.com.

SOS intends to confirm receipt of each completed Election Form in due course. If you do not receive a timely confirmation, please send contact SOS to request assistance.

RESCISSION OFFER ELECTION FORM

FOR SHARES TRANSFERRED OUT OF COMPUTERSHARE

Note: This Form is to be completed only if you wish to elect to participate in the Rescission Offer with respect to any of the lots of shares shown on EquatePlus under the heading “3. Shares Transferred to an External Broker.”

If no CBIZ shares are shown under such heading, you do not need to complete and submit this Election Form.

PART I. Election – Check all applicable boxes.

The undersigned hereby elects to accept the Rescission Offer with respect to certain shares of common stock of CBIZ purchased pursuant to the ESPP between October 16, 2023 to April 15, 2026 (the “Eligible Shares”) and subject to the terms and conditions of the Rescission Offer and the instructions set forth below, which were transferred to a broker or nominee that is not Computershare and:

☐	are currently held by the undersigned in an individual brokerage account.†

☐	were subsequently sold at a loss.*

† If you check this box, you must:

1.	complete the table in Part II.A. for the lot(s) of shares for which you wish to accept the rescission offer,

and

2.

submit proof reasonably satisfactory to CBIZ evidencing (a) that you hold such shares as of the date of this Election Form and (b) that you held such shares prior to the commencement of the Rescission Offer with your completed and executed Election Form,[1]

and

3.	contact your broker or nominee promptly and instruct it to transfer the Eligible Shares that you wish to rescind in your name at Computershare via the Direct Registration System (“DRS”).[2]

* If you check this box, you must:

1.	complete the table in Part II.A. for the lot(s) of shares for which you wish to accept the rescission offer (both those you currently hold and have sold at a loss),

and

2.	complete the table in Part II.B. for the lot(s) of shares that you have sold at a loss for which you wish to accept the rescission offer,

and

3.	submit proof reasonably satisfactory to CBIZ evidencing the sale price and amount of such shares.[3]

[1]

Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person showing that you currently hold the shares and that the shares were held on your behalf prior to the commencement of the Rescission Offer.

[2]	Failure to deliver shares to Computershare by the Expiration Date will be deemed a rejection of the Rescission Offer even if you have returned an Election Form.
[3]

Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale, and may include confirmation of shares sold on official broker letterhead that details the sale price, IRS Form 1099-B showing the sales proceeds or transactional statements on your broker’s letterhead.

PART II.

A. For all Eligible Shares you wish to rescind (including Eligible Shares previously sold), provide the following information:

Note: Every participant completing and submitting this election form MUST complete the chart below.

Use the information from EquatePlus under the heading “3. Shares Transferred to an External Broker” to complete this chart. Attach additional pages if more lines are needed.

Allocation Sequence	Purchase Date	Purchase Price	Transaction ID	Transferred Quantity	Date Transferred
	/ /202	$			/ /202	☐ ☐	Held Sold
	/ /202	$			/ /202	☐ ☐	Held Sold
	/ /202	$			/ /202	☐ ☐	Held Sold
	/ /202	$			/ /202	☐ ☐	Held Sold
	/ /202	$			/ /202	☐ ☐	Held Sold
	/ /202	$			/ /202	☐ ☐	Held Sold

Total number of Eligible Shares being rescinded:        (including Eligible Shares previously sold)

B. Provide the following information if you have sold all or a portion of your Eligible Shares at a loss that you wish to rescind:

Note: If you have not sold Eligible Shares at a loss, you do not need to complete the chart below. Use the information from EquatePlus under the heading “3. Shares Transferred to an External Broker” to complete the columns titled “Allocation Sequence” and “Transaction ID.” Attach additional pages if more lines are needed.

Allocation Sequence	Transaction ID	Date of Sale	Number of Shares Sold	Sale Price	Indicate Type of Consideration (if other than cash)[4]
		/ /202		$
		/ /202		$
		/ /202		$
		/ /202		$
		/ /202		$
		/ /202		$

Total number of Eligible Shares previously sold being rescinded:

C. Check this box if you are submitting a new Rescission Offer Election Form to modify a previously submitted Election Form: ☐

[4]	The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

PART III. Participant Information and Signature.

A. Information Review and Certification.

☐

I have reviewed my information in EquatePlus (including but not limited to my tax certification, mailing address, bank information and payment details, telephone number, and email address), and I confirm that such information is current and accurate.*

*You can view your information in EquatePlus by logging on to your EquatePlus account at www.equateplus.com and clicking the down arrow next to your name, on the “Overview” page.

B. Certification and Signature.5

The undersigned hereby certifies that the undersigned has reviewed, understands, and agrees to the terms and conditions of the Rescission Offer as outlined in the Prospectus, and that all elections remain subject to the terms and conditions outlined in the Prospectus.

By:
(Signature)

Name:	Date:	, 2026

Telephone Number:	Email:

Address of Residence:

[5]	SIGN AND DATE your Election Form. Any unsigned Election Form will not be valid and will be deemed a rejection of the Rescission Offer.

APPENDIX A

INSTRUCTIONS TO MODIFY OR WITHDRAW

YOUR RESCISSION OFFER ELECTION FORM

If you deliver multiple Election Forms and/or withdrawals to SOS, only the last timely received Election Form or withdrawal will be deemed to reflect your intent and will supersede and revoke any prior Election Form(s) or withdrawal(s).

MODIFYING YOUR PREVIOUS RESCISSION OFFER ELECTION FORM:

If you have previously completed and returned a Rescission Offer Election Form, but you wish to modify your election, you must submit an updated Election Form to SOS via email at CBIZ_RescissionOffer@sos-team.com prior to 5:00 p.m., Eastern Time, on September 8, 2026 (the “Expiration Date”) and check the box in Part II.C. indicating that the election modifies your previously submitted election.

This ONLY modifies your elections with respect to Shares Transferred to an External Broker. To modify any elections for Shares Currently Held at Computershare and / or Shares Previously Sold through Computershare, you must log into your EquatePlus account at www.equateplus.com and select Edit to change your election.

WITHDRAWING YOUR PREVIOUS ACCEPTANCE OF THE RESCISSION OFFER:

If you have previously completed and returned a Rescission Offer Election Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by completing the following statement and sending it to SOS via email at CBIZ_RescissionOffer@sos-team.com prior to the Expiration Date:

[via email]

To: CBIZ_RescissionOffer@sos-team.com

Subject: CBIZ Rescission Offer Election Form Withdrawal

I hereby revoke acceptance of CBIZ, Inc.’s offer to rescind the acquisition of shares of its common stock, by persons who acquired such shares pursuant to the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, as amended between October 16, 2023 and April 15, 2026, effective as of the Expiration Date. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form I previously completed, executed and submitted on [INSERT DATE] are hereby revoked.

[Insert Name]

[Insert Street Address]

[Insert City, State and Zip Code of Residence]

[Insert Telephone Number]

This ONLY revokes your elections with respect to Shares Transferred to an External Broker. To revoke any elections for Shares Currently Held at Computershare and / or Shares Previously Sold through Computershare, you must log into your EquatePlus account at www.equateplus.com and go to the Library > Tasks > Elections and select Delete to withdraw.

MISCELLANEOUS:

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer (including issues relating to the timeliness or effectiveness of any election, modification or withdrawal) will be made by us, which determinations shall be final and binding.

Questions: If you have questions about the Rescission Offer, you may contact SOS at (615) 994-8665 or via email at CBIZ_RescissionOffer@sos-team.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses of CBIZ, Inc. (the “registrant”) in connection with the offering described in this registration statement (all of which will be borne by the registrant). All amounts shown are estimated.

SEC registration fee	$5,768
Legal fees and expenses	150,000
Accounting fees and expenses	50,000
Miscellaneous expenses	14,232

Total	$220,000

Item 15.	Indemnification of Directors and Officers.

The registrant is governed by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith. The registrant’s bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that limits or eliminates the liability of its directors and officers for monetary damages to the corporation and its stockholders for breach of fiduciary duty. However, no provision may limit or eliminate the liability of a director or officer for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law by a director or officer;

•	any unlawful payment of dividends or unlawful stock repurchase or redemption;

•	any transaction from which the director or officer derived an improper personal benefit; or

•	in the case of an officer, any action by or in the right of the corporation (including any derivative claim) against the officer.

The registrant’s certificate of incorporation provides that its directors shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The registrant has entered into indemnification agreements with each of its directors and officers. These agreements require the registrant to, among other things, indemnify each director and officer to the fullest extent permitted by the laws of the State of Delaware against and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.

Item 16.	Exhibits.

Exhibit Number	Description

2.1†*	Agreement and Plan of Merger, dated as of July 28, 2026, by and among CBIZ, Inc., Viking ParentCo, Inc. and Viking MergerCo, Inc. (filed as Exhibit 2.1 to CBIZ, Inc.’s Current Report Form 8-K, File No. 001-32961, dated July 28, 2026).

3.1*	Amended and Restated Certificate of Incorporation of CBIZ, Inc., dated as of August 7, 2000 (filed as Exhibit 3.1 to CBIZ, Inc.’s Registration Statement on Form S-8, File No. 333-197284, dated May 24, 2019).

3.2*	Certificate of Amendment of the Certificate of Incorporation of CBIZ, Inc., effective August 1, 2005 (filed as Exhibit 3.5 to CBIZ, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, File No. 000-25890, dated March 16, 2006).

3.3*	Amended and Restated Bylaws of CBIZ, Inc., dated November 12, 2025 (filed as Exhibit 3.1 to CBIZ, Inc.’s Current Report on Form 8-K, File No. 001-32961, dated November 17, 2025).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included on signature page).

101	Interactive Data File.

107	Filing Fee Table.

†

Schedules have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

*	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Independence, State of Ohio, on August 6, 2026.

CBIZ, INC.

By:	/s/ Brad S. Lakhia
Name: Brad S. Lakhia
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brad S. Lakhia and Jaileah X. Huddleston, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including all post-effective amendments) to this registration statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 6, 2026.

Signature	Title

/s/ Jerome P. Grisko, Jr. Jerome P. Grisko, Jr.	President & Chief Executive Officer, Director (Principal Executive Officer)

/s/ Brad S. Lakhia Brad S. Lakhia	Senior Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ Michael Mangan Michael Mangan	Chief Accounting Officer (Principal Accounting Officer)

/s/ Rick L. Burdick Rick L. Burdick	Chairman

/s/ Gina D. France Gina D. France	Director

/s/ Todd J. Slotkin Todd J. Slotkin	Director

Signature	Title

/s/ A. Haag Sherman A. Haag Sherman	Director

/s/ Richard T. Marabito Richard T. Marabito	Director

/s/ Rodney A. Young Rodney A. Young	Director

/s/ Kathy A. Raffa Kathy A. Raffa	Director